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                                                                  Exhibit (a)(2)

                            CDC NVEST FUNDS TRUST II

             Amendment No. 1 to Third Amended and Restated Agreement

                              Declaration of Trust

         The undersigned, being at least a majority of the Trustees of CDC Nvest Trust II (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Third Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, as follows:

          1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

          Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) CDC Nvest Massachusetts Tax Free Income Fund, (2) CDC Nvest High Income Fund, (3) CDC Nvest Limited Term U.S. Government Fund, and (4) CDC Nvest Growth and Income Fund.

         The foregoing amendment shall be effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns as of the 28th day of February, 2003.

/s/ Graham T. Allison, Jr.                  /s/ Sandra O. Moose
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Graham T. Allison, Jr.                      Sandra O. Moose

/s/ Daniel M. Cain                          /s/ John A. Shane
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Daniel M. Cain                              John A. Shane

/s/ Kenneth J. Cowan                        /s/ John T. Hailer
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Kenneth J. Cowan                            John T. Hailer

/s/ Richard Darman                          /s/ Peter S. Voss
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Richard Darman                              Peter S. Voss

                                            /s/ Pendleton P. White
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                                            Pendleton P. White